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EXHIBIT 3.01




                           CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                                     OF
                               EZCONNECT, INC.

We, the undersigned, Kevin S. Hamilton, President, and M.G. Meador, Jr., Secretary, of EZConnect, Inc., a Nevada corporation hereinafter referred to as the "Corporation," hereby certify:

FIRST:  The name of the Corporation is EZCONNECT, INC.

SECOND: The following amendment to the Articles of Incorporation was duly adopted
pursuant to the written consent of a majority of the shareholders of the Corporation pursuant to NRS 78.320.

THIRD: The name of the Corporation is ENCORE WIRELESS, INC.

FOURTH: The number of shares outstanding and entitled to vote on an amendment to the Articles of Incorporation is 6,824,342.

FIFTH: The aforesaid change and amendment has been approved by written consent of shareholders holding a majority of the issued and outstanding shares entitled to vote thereon in accordance with NRS 78.320.


IN WITNESS WHEREOF, the foregoing Certificate of Amendment has been executed this
5th day of January, 2000.


/S/ Kevin S. Hamilton, President


/S/ David K. Griffiths, Secretary/Treasurer